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                    AMENDMENT TO MASTER DISTRIBUTOR AGREEMENT


This Amendment to the Master Distributor Agreement between Wind River Systems, KK and Innotech Corporation entered into on July 29,1992, makes the following changes and additions to the 1992 Agreement:

1. The Master Distributor Agreement is hereby renewed and the Term of Agreement (Exhibit A to the Master Distributor Agreement) will be changed from the 1992 Agreement to commence on the date of the signing of this Amendment.

     Renewal shall be based on performance, and shall be automatic year-to-year on the anniversary of the signing of this Amendment unless either party provides 60 days advance notice of cancellation.

2. Innotech Corporation will provide Wind River Systems, Inc. non-refundable, non-cancelable purchase orders for immediate shipment of Wind River products outlined in the company's standard price book in the amount of $250,000 per quarter by the 15th of the month in January 1995, June 1995, September 1995 and December 1995; and $375,000 per quarter on or before the 15th of the month in March, June, September and December 1996; and, $500,000 per quarter on the same dates in March, June, September and December 1997.

3. In return Wind River Systems, Inc. will provide to Innotech Corporation an unconditional warrant to purchase 100,000 shares of Wind River common stock in four years from the date of this Agreement, at a price of 125% of the closing market price on the day that this amendment is mutually signed, but no later than January 31, 1995.

     Wind River Systems, Inc. will draw up the necessary English language paperwork for this warrant at its expense.

4. To further ensure close cooperation between the companies and to make sure Innotech has the best training and support as we restart this relationship, Wind River will require as part of this Amendment:

     a. Two Innotech application engineers will attend a three week training program at Wind River Systems, Inc. corporate headquarters no later than March 1995.

     b. At least one senior field application engineer will spend one week each year thereafter in a refresher training program at Wind River Systems, Inc. in Alameda.

     c. The senior Innotech sales representative responsible for the Wind River product line will spend two weeks at Wind River Systems, Inc. in the U.S. for sales and product training.

          Expenses for the training will be the responsibility of Wind River Systems, Inc. Transportation and living expenses will be paid by Innotech.

5. This Amendment shall survive unless otherwise the product will lose competitiveness in the market.

This Amendment constitutes the only changes made to the 1992 Master Distributor Agreement.


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Signed:


WIND RIVER SYSTEMS, KK                       INNOTECH CORPORATION


By: /s/Ronald A. Abelmann                    By: /s/Taizo Watanabe
    -------------------------------------        -------------------------------

Title:President & Chief Executive Officer    Title: Director
      -----------------------------------          -----------------------------

Address:POLA Ebisu Bldg. 11F                 Address:2-15-10 Shin Yokohama
        ---------------------------------            ---------------------------
        3-9-19 Higashi                               Kouhoku-ku, Yokohama-shi
        ---------------------------------            ---------------------------
        Shibuya-ku                                   Kanagawa, 111  Japan
        ---------------------------------            ---------------------------
        Tokyo, 150 Japan
        ---------------------------------


Date:     January 25, 1995                   Date: January 25, 1995
      -----------------------------------          -----------------------------


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